July 1, 2019
Guggenheim Strategic Opportunities Fund 227 West Monroe Street Chicago, Illinois 60606
RE:	Guggenheim Strategic Opportunities Fund Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as special counsel to Guggenheim Strategic Opportunities Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 11,250,000 shares (the “Securities”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), pursuant to the Controlled Equity OfferingSM Sales Agreement, dated July 1, 2019, among the Trust, Cantor Fitzgerald & Co. and Guggenheim Funds Investment Advisors, LLC (the “Sales Agreement”).
This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).
In rendering the opinion stated herein, we have examined and relied upon the following:
(a) the registration statement on Form N-2 (File Nos. 333-230474 and 811-21982) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2019 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendments Nos. 1 through 2, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on July 1, 2019 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Guggenheim Strategic Opportunities Fund
July 1, 2019

(b) the prospectus and Statement of Additional Information of the Trust, each dated July 1, 2019, in the form filed with the Commission on July 1, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations;
(c) the prospectus supplement of the Trust, dated July 1, 2019, relating to the offering of the Securities, in the form filed with the Commission on July 1, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations;
(d) an executed copy of the Sales Agreement;
(e) an executed copy of a certificate of Mark E. Mathiasen, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);
(f) a copy of the Trust’s Certificate of Trust, dated November 13, 2006, as amended by Certificates of Amendments dated December 6, 2006 and March 9, 2011 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware on July 1, 2019, and certified pursuant to the Secretary’s Certificate;
(g) a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated March 7, 2011, as amended on April 3, 2014 (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;
(h) a copy of the Trust’s Sixth Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;
(i) copies of certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”), adopted on February 27, 2019, certified pursuant to the Secretary’s Certificate; and
(j) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As

Guggenheim Strategic Opportunities Fund
July 1, 2019

to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Amended Sales Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Delaware, including the DSTA (all of the foregoing being referred to as “Opined on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when (i) the Securities are issued and sold in accordance with the terms of the Sales Agreement and (ii) the issuance of the Securities has been duly registered into the share record books of the Trust, the Securities will be validly issued and fully paid, and under the DSTA, the holders thereof will have no obligation to make further payments for the purchase of such Securities or contributions to the Trust solely by reason of their ownership of such Securities except as provided in the last sentence of Section 3.8 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.
In rendering the foregoing opinions we have assumed that:
(a) the Certificate of Trust, Declaration of Trust and the Bylaws constitute the only governing instruments, as defined in the DSTA, of the Trust;
(b) we have assumed that the Trust has, and since the time of its formation has had, at least one validly admitted and existing Trustee of the Trust and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Trust or its Trustees or beneficial owners, that would result in, the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust;
(c) any Securities issued and sold pursuant to the Sales Agreement are sold at a price that is not below (i) the par value per Common Share and (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

Guggenheim Strategic Opportunities Fund
July 1, 2019

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP